UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 23, 2006 (February 16, 2006)

ALBEMARLE CORPORATION

(Exact name of Registrant as specified in charter)

Virginia	1-12658	54-1692118
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

330 South Fourth Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (804) 788-6000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

2006 Base Salaries

On February 16, 2006, the Executive Compensation Committee of the Board of Directors (the “Committee”) of Albemarle Corporation (the “Company”) approved the following 2005 bonuses under the Company’s 2003 Incentive Plan (the “Incentive Plan”) for the Company’s named executive officers (the “Named Executive Officers”): Mark C. Rohr, President and Chief Executive Officer ($1,000,000); John M. Steitz, Senior Vice President – Business Operations ($350,000); Richard J. Diemer, Jr., Senior Vice President and Chief Financial Officer ($200,000); Luther C. Kissam, IV, Vice President, General Counsel and Secretary ($290,000); William M. Gottwald, Chairman of the Board ($313,000); and George A. Newbill, Senior Vice President – Manufacturing Operations ($260,000).

2006 Incentive Plan Target Bonuses

As set forth in Item 1 of the Company’s Current Report on Form 8-K filed on December 14, 2005, on December 8, 2005, the Committee approved the 2006 target percentages for the executive officers of the Company, pursuant to the Incentive Plan. Under the Incentive Plan, each of the Named Executive Officers is eligible to receive an annual cash incentive payment of zero to two times a target percentage of their respective base salaries if certain criteria to be established by the Committee are met for 2006. On February 16, 2006, the Committee established the annual incentive plan metrics for 2006 bonuses based on the following factors: annual net income before special items, reduction in working capital, sustainability and corporate governance, and development of people and culture.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statement and Exhibits.

(c)	Exhibits.

10.1	Form of Notice of Performance Unit Award

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2006

ALBEMARLE CORPORATION

By:	/s/ Luther C. Kissam, IV
Luther C. Kissam, IV
Senior Vice President, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit Number	Exhibit
10.1	Form of Notice of Performance Unit Award

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